Exhibit 10.9

SALE PURCHASE AGREEMENT

by and among

KAPPA FRANCE

AND

BLEACH INTERNATIONAL (HK) LTD

Dated as of 30th November, 2011

SALE AND PURCHASE AGREEMENT

This SALE AND PURCHASE AGREEMENT, dated as of November 30th, 2011 (this “Agreement”), is entered into by and among BEACH INTERNATIONAL, a Hong Kong Company, having its place of business at 50 Kwar Cheong Rd, Hong Kong (the “Purchaser”); BLEACH EUROPE DISTRIBUTION, a French Société par actions simplifieé having its place of business at 25 allée du Moura - 64200 BIARRITZ (the “Company”), KAPPA FRANCE SARL, a French société à responsabilité limitée having its place of business at 41 rue Bobby Sand — 44800 Saint Herblain (the “Seller”).

WHEREAS, the “Seller” owns all Interests in and to all of the issued and outstanding shares of capital stock of the Company (the “Company Stock”);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (i) the Purchaser wishes to purchase from the Seller, and the Seller wishes to sell the Company Stock Purchaser;

NOW, THEREFORE, the Parties hereby agree as follows:

ARTICLE I

SALE AND PURCHASE OF COMPANY STOCK; PURCHASE PRICE; CLOSING

1.1                               Sale and Purchase of Company Stock.

Upon the terms and subject to the conditions contained herein, the Seller hereby agrees to sell to the Purchaser at the Closing, free and clear of all Liens, and the Purchaser agrees to purchase from the Seller, all shares of the Company Stock owned by such Seller.

1.2                               Purchase Price.

The purchase price to be paid by the Purchasers for the Company Stock (the “Purchase Price”) shall be 1 €.

1.3                               Payment of Purchase Price. At the Closing, the Purchasers shall pay the Purchase

Deliveries at the Closing.

(a)                                 By the Seller  At Closing, the Sellers shall deliver to the Purchaser:

Written resignations and releases of Claims by the Président of the Company, each in form and substance reasonably satisfactory to the Purchaser;

The sale and purchase orders (ordres de mouvement) from the Seller, duly executed by such Seller, and otherwise in proper form and sufficient to transfer all issued and outstanding shares of the Company Stock to the Purchaser free and clean of all Liens; and

(b)                                 By the Purchaser. At the Closing, the Purchaser shall deliver to the Sellers :

(i)                                     A certificate, dated the Closing Date and signed by the chief executive officer or the general manager of the Purchaser, certifying that (A) attached thereto are true and complete copies of all resolutions adopted by the shareholders of the Purchaser authorizing the execution, delivery and performance of the Transaction Documents to which the Purchaser is a party and the consummation of the Transactions contemplated thereby, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions and (B) the names and signatures of the officers of the Purchaser authorized to sign the Transaction Documents to which it is a party; and

(c)                                                                                  Payment of the Purchase Price

ARTICLE II

SALE OF CURRENT ACCOUNT

1/ Sale and price

The Seller is the owner of a current account in the Company on September 30th 2011 as follows :

• Financial current account	3 623 358 €

• Supplier current account	782 896 €

The Net Equity of the Company on September 30th 2011 is : - 2 870 638 €

The Seller hereby agrees to sell to the Purchaser at the Closing, and the Purchaser agrees to purchase from the Seller, the total current account (financial and supplier) for an amount agreed between the parties, to the extend that it is fully paid, of:

1 200 000 €

2/ Payment

The purchase price of the current account (1 200 000 €) will be paid as follows:

• 30 June 2012	200 000 €

• 31 December 2012	200 000 €

• 30 June 2013	200 000 €

• 31 December 2013	200 000 €

• 30 June 2014	200 000 €

• 31 December 2014	200 000 €

TOTAL	1 200 00 €

ARTICLE III

WARRANTY RELATING TO THE COMPANY

The Seller, hereby warrants to the Purchaser the Financial Statements, consisting of the balance sheet as of September 30th 2011 as attached hereto (exhibit 1) as true and complete.

The Seller warrants that it will use best endeavours to aid the Purchaser in retaining the services of EUROFACTOR and COFACE insurance.

ARTICLE IV

INDEMNIFICATION

4.1 Indemnification.

The Seller hereby agrees to indemnify the Purchaser the amount of any losses resulting from:

(i)                                     non collection by the Company of the following assets :

• stocks	598 916 €

• customer	917 296 €

• social and tax credit	225 462 €

being precised that any payment made by a customer to BED will be deducted first from this amount of 917 296 € (FIFO).

(ii)                                  the payment by the Company of any additional liabilities that are not in the balance sheet (exhibit 1)

4.2 Indemnification Procedures.

A claim for indemnification for any matter may be asserted by prompt written notice to the Seller; provided, however, that failure to so notify the Seller shall not preclude the Purchaser from any indemnification which it may claim, except to the extent such failure has prejudiced the Seller.

4.3 Payment of Indemnification Amounts.

Any amount payable by the Seller pursuant to this Article IV shall be deducted from the purchase price of the current account as said in section II

4.4 Employment Social Charges

The Seller hereby agrees to indemnify the Purchaser the amount of any cost resulting from the termination of the following employee contract:

•  Franck GOUDOU                                                                                     Marketing Manager

ARTICLE V

CLOSING

The consummation of the sale and purchase of the company stock and the Seller’s current account shall take place in any case before December 31st 2011.

ARTICLE VI

LITIGATION-GOVERNING LAW

6.1 Litigation

All disputes arising out of or in connection with this Agreement shall be finally brought to the Tribunal de Commerce de Nantes

6.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of France.

IN WITNESS WHEREOF, each of the Parties has duly executed and delivered this Agreement as of the date first above written

PURCHASER:

BLEACH INTERNATIONAL

By:	/s/ Mark Byers
Name: Mark Byers
Title: Director

COMPANY:

BLEACH EUROPE DISTRIBTION

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: President

SELLER

BLEACH EUROPE DISTRIBTION

By:	/s/ [ILLEGIBLE]
Name: [ILLEGIBLE]
Title: President